GUARDIANS OF GOLD INC.

May 7, 2009

FINRA

To whom it may concern,

The following is the corporate history of the Company:

1. February 5, 1997 – 1221745 Ontario Inc. was formed by Articles of Incorporation in Ontario
2. September 28, 2004 – by Articles of Amendment in Ontario the Company's name was changed to Creighton Corporation
3. November 4, 2005 – Pearlstar Corporation was formed by Articles of Incorporation in Nevada
4. November 18, 2005 – by Articles of Merger in Nevada, Creighton Corporation merged with Pearlstar Corporation to form Pearlstar Corporation
5. April 22, 2009 – by Certificate of Incorporation in Nevada the Company's name was changed to Guardians of Gold Inc. and the Company's common shares were consolidated on a 1 – 1000 basis

Thank you,

Ronald Haller, Secretary-Treasurer

193 Jardin Drive
Concord, Ontario L4K 1X5
Tel: 416-363-1240
Fax: 416-864-0175

For Ministry Use Only
À l'usage exclusif du ministère

Ontario Corporation Number
Numéro de la compagnie en Ontario

1221745

Ministry of Consumer and Commercial Relations
Ministère de la Consommation et du Commerce

CERTIFICATE
This is to certify that these articles are effective on

CERTIFICAT
Ceci certifie que les présents statuts entrent en vigueur le

FEBRUARY 0 5 FÉVRIER, 1997

Director / Directeur
Business Corporations Act / Loi de sur les compagnies

Trans Code	Line No.	Stat	Comp Type	Method Incorp.
A	0	0	A	3
18	20	28	29	30

Share	Notice Req'd	Jurisdiction
S	N	ONTARIO
31	32	33 … 47

Form 1 Business Corporations Act, 1982

Formule numéro 1 Loi de 1982 sur les compagnies

ARTICLES OF INCORPORATION
STATUTS CONSTITUTIFS

1. The name of the corporation is: *Dénomination sociale de la compagnie:*

1221745 ONTARIO INC.

2. The address of the registered office is: *Adresse du siège social:*

16 JULIA STREET
(Street & Number or R.R. Number & if Multi-Office Building give Room No.)
(Rue et numéro ou numéro de la R.R. et, s'il s'agit d'un édifice à bureaux, numéro du bureau)

THORNHILL, ONTARIO — L3T4R9
(Name of Municipality or Post Office) (Postal Code)
(Nom de la municipalité ou du bureau de poste) (Code postal)

TOWN OF MARKHAM in the / dans le/la REGIONAL MUNICIPALITY OF YORK
(Name of Municipality, Geographic Township) (County, District, Regional Municipality)
(Nom de la municipalité, du canton) (Comté, district, municipalité régionale)

3. Number (or minimum and maximum number) of directors is: *Nombre (ou nombres minimal et maximal) d'administrateurs:*

MINIMUM ONE
MAXIMUM TEN

4. The first director(s) is/are: *Premier(s) administrateur(s):*

First name, initials and surname *Prénom, initiales et nom de famille*	Residence address, giving street & No. or R.R. No. or municipality and postal code *Adresse personnelle, y compris la rue et le numéro, le numéro de la R.R. ou, le nom de la municipalité et le code postal*	Resident Canadian State Yes or No *Résident Canadien Oui/Non*
MARVIN N. WINICK	16 JULIA STREET THORNHILL, ONTARIO L3T 4R9	YES

SELF-COUNSEL PRESS
1481 Charlotte Road
North Vancouver, B.C. V7J 1H1
CDN-INC-ONT(1-3)

5. Restrictions, if any, on business the corporation may carry on or on powers the corporation may exercise:

Limites, s'il y a lieu imposées aux activités commerciales ou aux pouvoirs de la compagnie:

No restrictions.

6. The classes and any maximum number of shares that the corporation is authorized to issue:

Catégories et nombre maximal, s'il y a lieu d'actions que la compagnie est autorisée à émettre:

The shares that the corporation is authorized to issue are:

(a) An unlimited number of common shares without nominal or par value, the holders of which are entitled among other things:

(i) to vote at all meetings of shareholders except meetings at which only holders of a specified class of shares are entitled to vote; and

(ii) subject to the rights, priviledges, restrictions and conditions attaching to any other class of shares of the Corporation, to receive the remaining property of the Corporation upon dissolution; and

(b) An unlimited number of voting preference shares without nominal or par value, to be known as Class "A" preference shares.

SELF-COUNSEL PRESS
1481 Charlotte Road
North Vancouver, B.C. V7J 1H1
CDN-INC-ONT(1-[illegible])

7. Rights, privileges, restrictions and conditions (if any) attaching to each class of shares and directors authority with respect to any class of shares which may be issued in series: *Droits, privilèges, restrictions et conditions, s'il y a lieu, rattachés à chaque catégorie d'actions et pouvoirs des administrateurs relatifs à chaque catégorie d'actions qui peut être émise en série:* 3

The said Class "A" preference shares shall have attached thereto the following:

1. The Directors of the Corporation may at any time and from time to time issue the said Class "A" preference shares in one or more series, each series to consist of such numbers of shares as may before issuance thereof be determined by the Directors.

2. The Directors of the Corporation may (subject as hereinafter provided) from time to time fix before issuance of the designations, rights, priviledges, restrictions, conditions and limitations to attach to the Class "A" preference shares of each series including, without limiting the generality of the foregoing the rate of preferential dividends, the dates of payment thereof, the redemption price and terms and conditions of redemption, voting rights (if any), any conversion rights (if any) and any other provisions.

3. The Class "A" preference shares shall be entitled to be preference over the common shares of the Corporation and any other shares of the Corporation with respect to the payment of dividends and may also be given such other preferences over all of the shares of the Corporation as may be fixed by the Directors of the Corporation as to the respective series authorized to be issued and, without limiting the generality of the foregoing, in the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among its shareholders for the purposes of winding-up the Corporation's affairs, the Class "A" preference shares shall be entitled to preference before the distribution of any part of the assets of the Corporation among the holders of any other shares, the amount paid thereon and any dividends declared thereon and unpaid.

4. The Corporation may at any time and from time to time purchase for cancellation the whole or any part of the said Class "A" preference shares at the lowest price at which, in the opinion of the Directors, such shares are obtainable, but not exceeding the amount paid thereon, together with all dividends declared thereon and unpaid.

SELF-COUNSEL PRESS
1481 Charlotte Road
North Vancouver, B.C. V7J 1H1
CON-INC-ONT(1-2)

10. The name and addresses of the incorporators are: / *Nom et adresse des fondateurs:*

First name, initials and surname or corporate name *Prénom, initiale et nom de famille ou dénomination sociale*	Full residence address or address of registered office or of principal place of business giving street & No. or R.R. No., municipality and postal code *Adresse personnelle au complet, adresse du siège social ou adresse de l'établissement principal, y compris la rue et le numéro de la R.R., le nom de la municipalité et le code postal*
MARVIN N. WINICK	16 JULIA STREET THORNHILL, ONTARIO L3T 4R9

These articles are signed in duplicate. / *Les présents statuts sont signés en double exemplaire.*

Signatures of incorporators
(Signature des fondateurs)

SELF-COUNSEL PRESS
1481 Charlotte Road
North Vancouver, B.C. V7J 1H1
CDN-INC-ONT(1-[illegible]

For Ministry Use Only
À l'usage exclusif du ministère

Ontario Corporation Number
Numéro de la société en Ontario

1221745

Ministry of Consumer and Business Services — Ministère des Services aux consommateurs et aux entreprises

Ontario

CERTIFICATE — CERTIFICAT

This is to certify that these articles are effective on — Ceci certifie que les présents statuts entrent en vigueur le

SEPTEMBER 28 SEPTEMBRE, 2004

Director / Directrice
Business Corporations Act / Loi sur les sociétés par actions

Form 3 Business Corporations Act

Formule 3 Loi sur les sociétés par actions

ARTICLES OF AMENDMENT
STATUTS DE MODIFICATION

1. The name of the corporation is: (Set out in BLOCK CAPITAL LETTERS)
Dénomination sociale actuelle de la société (écrire en LETTRES MAJUSCULES SEULEMENT) :

1221745 ONTARIO INC.

2. The name of the corporation is changed to (if applicable): (Set out in BLOCK CAPITAL LETTERS)
Nouvelle dénomination sociale de la société (s'il y a lieu) (écrire en LETTRES MAJUSCULES SEULEMENT) :

CREIGHTON CORPORATION

3. Date of incorporation/amalgamation:
Date de la constitution ou de la fusion :

1997-02-05

(Year, Month, Day)
(année, mois, jour)

4. Complete only if there is a change in the number of directors or the minimum / maximum number of directors.
Il faut remplir cette partie seulement si le nombre d'administrateurs ou si le nombre minimal ou maximal d'administrateurs a changé.

Number of directors is/are: or minimum and maximum number of directors is/are:
Nombre d'administrateurs : ou nombres minimum et maximum d'administrateurs :

Number or minimum and maximum
Nombre ou *minimum et maximum*

5. The articles of the corporation are amended as follows:
Les statuts de la société sont modifiés de la façon suivante :

The name of the corporation is changed to Creighton Corporation. Article 9 paragraphs (1) (a) and (b) shall be removed.

DEAN HELLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Entity # E0749392005-8
Document Number: 20050533789-32
Date Filed: 11/4/2005 4:35:08 PM
In the office of
[signature]
Dean Heller
Secretary of State

Articles of Incorporation
(PURSUANT TO NRS 78)

Important: Read attached instructions before completing form. ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	PEARLSTAR CORPORATION
2. Resident Agent Name and Street Address:	ISL, INC. (Name); 318 N. Carson St., Ste. 208 (Street Address), Carson City (City), NEVADA, 89701 (Zip Code); Optional Mailing Address / City / State / Zip Code
3. Shares:	Number of shares with par value: 75,000,000 Par value: $.001 Number of shares without par value:
4. Names & Addresses of Board of Directors/Trustees:	1. Eric Perelshtein (Name); 235 St. Clair Ave W #308, Toronto, Ontario M4V 1RA (Street Address) City State Zip Code 2. Jordan Starkman (Name); 80 Cezanne Trail, Thornhill, Ontario L4J 9B9 (Street Address) City State Zip Code 3. Name; Street Address City State Zip Code
5. Purpose:	The purpose of this Corporation shall be: Holding company
6. Names, Address and Signature of Incorporator:	Jordan Starkman (Name) [signature] (Signature); 80 Cezanne Trail (Address) Thornhill (City) Ontario (State) L4J-9B9 (Zip Code)
7. Certificate of Acceptance of Appointment of Resident Agent:	I hereby accept appointment as Resident Agent for the above named corporation. [signature] Beverly O. Porter, Assistant Secretary (Authorized Signature of R.A. or On Behalf of R.A. Company) 11/4/05 (Date)

This form must be accompanied by appropriate fees. See attached fee schedule.

Additional Incorporator Information:

Eric Perelshtein

308-235 St. Clair Avenue West, Toronto, ON M4V 1R4

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684 5708
Website: www.nvsos.gov

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

GUARDIANS OF GOLD INC.

2. The articles have been amended as follows: (provide article numbers, if available)

To increase the authorized stock of the Company from 75,000,000 shares to 200,000,000 shares divided into 175,000,000 shares of Common Stock with a par value of $0.001 per share and 25,000,000 shares of Preferred Stock with a par value of $0.001 per share, such additional shares of Common Stock to rank pari passu in all respects with the existing common shares of the Company.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 100%

(must not be later than 90 days after the certificate is filed)

X ____________________

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

appropriate